Exhibit 99.3

Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200
Santa Ana, CA 92705

714.667.8252 main
news release for immediate release	714.667.6860 fax www.grubb-ellis.com

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Announces $90 Million
Preferred Equity Transaction
SANTA ANA, Calif. (Oct. 23, 2009) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that the company has entered into definitive agreements with qualified institutional buyers and accredited investors to effect the sale of 900,000 shares of a new issuance of a 12 percent cumulative participating perpetual convertible preferred stock for $90 million in gross proceeds. The company has also granted the initial purchaser and placement agent a 45-day option to purchase up to an additional 100,000 shares of preferred stock.
The closing of the transaction is expected to occur on or about Nov. 6, 2009, and the company intends to use the offering proceeds to repay in full its credit facility at the agreed reduced principal amount equal to approximately 65 percent of the principal amount outstanding under such facility. The balance of the offering proceeds will be used for general working capital purposes and transaction costs. As part of the preferred stock offering, the $5 million subordinated loan provided on Oct. 2, 2009 to the company by an affiliate of its largest stockholder will be converted into the preferred stock at the offering price and accrued interest will be paid with respect to the subordinated loan.
“This is a transformational event for Grubb & Ellis. Upon closing, Grubb & Ellis will be one of the stronger capitalized companies in the real estate services industry,” said C. Michael Kojaian, the company’s chairman and largest stockholder. “We are extremely pleased with the demand for the security and the quality of the institutional investors attracted to the company.”
The company intends to immediately seek stockholder approval to amend its certificate of incorporation to, among other things, increase the authorized capital of the company. In the event the requisite stockholder approval is obtained to increase the company’s authorized capital, each share of preferred stock would thereafter be convertible into 60.606 shares of common stock, equivalent to a conversion price of $1.65 per share of common stock, and is a 10.0 percent premium to the closing price of the company’s common stock on Oct. 22, 2009.
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10/23/2009
Grubb & Ellis Company Announces $90 Million Preferred Equity Transaction
“Upon completion of the transaction, the company will have a much improved balance sheet, with minimal debt obligations and additional working capital to fund our growth initiatives,” said Richard W. Pehlke, executive vice president and chief financial officer. “This positions us well to build on the strengths of our service and investment capabilities with increased operating flexibility.”
Holders of the preferred stock are entitled to voting rights equal to the number of shares of common stock into which the preferred stock is convertible on an “as if” converted basis and, except as otherwise required by law, will vote together with holders of common stock as one class on all matters in which holders of common stock are entitled to vote. Holders of the preferred stock will also have a separate class vote with respect to certain limited matters.
Although this transaction would normally require approval of the company’s stockholders according to the rules of the New York Stock Exchange, the NYSE shareholder approval policy provides an exception in those cases where the delay in securing stockholder approval would seriously jeopardize the financial viability of the listed company. In accordance with the NYSE rule providing such exception, the audit committee of the board of directors of the company has approved of the company’s reliance on the exception and the Company has submitted an application to the NYSE for approval.
JMP Securities acted as the initial purchaser and sole placement agent on the preferred equity offering.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities (including the shares of common stock into which the securities are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Although certain of the purchasers of the preferred stock have the right to have their securities registered, the preferred stock and the underlying common stock issuable upon conversion have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.
Additional terms and information with respect to the transaction will be included in a Current Report on Form 8-K and a preliminary proxy statement to be filed with the Securities and Exchange Commission by the company and a final proxy statement to be filed with the SEC and mailed to stockholders.
About Grubb & Ellis Company
Named to The Global Outsourcing 100™ in 2009 by the International Association of Outsourcing Professionals™, Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 130 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), tenant-in-common (TIC) investments suitable for tax-deferred 1031 exchanges, mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200      Santa Ana, CA 92705      714.667.8252

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10/23/2009
Grubb & Ellis Company Announces $90 Million Preferred Equity Transaction
Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, the ability of future revenue growth, market trends, new business opportunities and investment programs, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the reduction in borrowing capacity under the company’s current credit facility, and the additional limitations with respect thereto; (vi) the ability to obtain the requisite stockholder approval to increase the company’s authorized capital; (vii) the ability of the company to return to compliance with the NYSE’s continued listing standards; (viii) the success of current and new investment programs; (ix) the success of new initiatives and investments; (x) the inability to attain expected levels of revenue, performance, brand equity and expense synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors in general, and in the current macroeconomic and credit environment, in particular and (xi) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2008, Form 10-Q for the three-month periods ending March 31, 2009 and June 30, 2009 and in other current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The company does not undertake any obligation to update forward-looking statements.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200       Santa Ana, CA 92705      714.667